Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Western Financial, Inc. of our report dated March 1, 2017 on the financial statements of EMC Holdings, LLC.

/s/ Fortner, Bayens, Levkulich & Garrison, P.C.

Denver, Colorado
September 14, 2018